TCS Reports Record First Quarter 2008 Net Income, up 90% Sequentially

Record $4.6 Million, $0.11 per Share GAAP Profit, on 18% Year-Over-Year Revenue Growth; $8.4 Million, $0.20 per Share EBITDA up 79% Year-Over-Year

ANNAPOLIS, MD -- 05/01/2008 -- TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS), a global leader in mission-critical wireless communications technology, reported record results for the first quarter ended March 31, 2008.

First Quarter 2008 Results

--  Revenue was $40.4 million, up 18% from $34.1 million in the first quarter of 2007 and an increase of 9% from $37.1 million in the previous quarter.

--  GAAP net income was a record $4.6 million or $0.11 per share, versus a net income of $0.6 million or $0.02 per share in the first quarter of 2007, and an increase of 90% over net income of $2.4 million or $0.06 per share in the previous quarter.

--  EBITDA (Earnings before Interest, Taxes, Depreciation and
    Amortization, and Noncash Stock Compensation) for the quarter was a record
    $8.4 million or $0.20 per basic and $0.19 per diluted share. This is a 45%
    increase from $5.8 million or $0.14 per basic and $0.13 per diluted share in the previous quarter, and a 79% increase from $4.7 million or $0.12 per basic and $0.11 per diluted share in the same year-ago quarter. (See important discussion about the presentation of EBITDA, below.)

"The quarter's results affirm favorable profit contribution trends from commercial segment text messaging technology, location based services for public safety, and from the government segment," said Maurice B. Tosé, TCS chairman, CEO, and president. "The robust growth in the use of SMS text messaging drove carrier customers to purchase licenses for additional capacity during the quarter, including the equivalent of more than two quarters' worth of a six-quarter arrangement begun in Q3 2007. Continuing increases in SMS usage indicate that $7.5 million of license sales previously slated for the second half of 2008 will more likely occur in the second and third quarters. Government segment profitability improved on a modest increase in year-over-year volume, with significantly higher volume now expected in the remaining 2008 quarters, as some shipments previously planned for Q1 will occur in Q2 and subsequent. Overall, our company franchises in premium wireless carrier services and secure deployable communication systems for government produced a strong start for the year and positions TCS for a solid, multi-year run."

Backlog at the end of the quarter remains strong in both government and commercial segments and is about double its level a year ago.

First Quarter 2008 Operating Highlights

--  Commercial Segment:

    -  Enhanced the TCS Short Message Service Center (SMSC) solution to enable wireless carriers to deliver next-generation, location-based messaging services to subscribers. Key new features that work in concert include Short Message Service (SMS) banners, Location-Based
       Service (LBS) support, and enhanced anti-spam capability.

    -  Introduced the TCS smsExpress™ Mobile Value-added-service
       Platform (MVP) for wireless carriers looking to create or expand their Enterprise-to-Phone (E2P) business. The platform provides a service delivery vehicle for mass distribution and guaranteed delivery of enterprise-generated content targeted for employees or enterprise consumers. Unlike traditional revenue sharing with content aggregators, smsExpress MVP allows wireless carriers to directly generate enterprise premium messaging service revenues.

    -  TCS was recognized by analyst firm Frost & Sullivan as providing the industry's most complete set of requirements for the complex interoperability needed to deliver premium Location-Based wireless carrier services.

    -  Introduced Xypoint® Secure User Plane for Location (SUPL) Server
       3.3, which features an enhanced fallback capability. By utilizing radio measurement data from the Universal Mobile Telecommunications
       System (UMTS) network, this release provides a more accurate fallback option for location in challenging Assisted Global
       Positioning System (A-GPS) environments than previously available.

    -  Signed agreement with Taiwan's Allion to provide location solutions to Asia-Pacific region. The TCS Xypoint SUPL Server enables Allion to deliver Assisted Global Positioning System (A-GPS) services for innovative commercial location applications over the Universal
       Mobile Telecommunications System (UMTS) air interface.

    -  Released the Xypoint® Mapping Server 5.3 with new features which improve application developers' ability to rapidly build and deploy location-based services.

    -  Enhanced TCS real-time traffic applications to allow wireless carriers to provide customers with personalized traffic information across all available handsets. Drivers can map custom commute routes, easily pan and zoom the maps, and obtain traffic information in more metro markets. The TCS Traffic application was launched on the two largest wireless operators in North America.

    -  Expanded relationship with nTelos to address customer interest in commercial LBS. Under a three-year contract, the first service
       nTelos will offer is the location-enabled Rand McNally Navigator®
       Wireless application developed by TCS. nTelos also extended its enhanced emergency wireless (E9-1-1) contract with TCS for an additional three years.

--  Government segment

    -  Launched Wireless Point-to-Point Link (WPPL) for government as well as commercial organizations, which provides communicators with secure point-to-point and point-to-multipoint, line-of-sight and non-line-of-sight transmission of voice, video and data
       communications. Developed to satisfy critical last-mile
       communications for the Department of Defense (DoD), the TCS WPPL
       allows communicators to extend their Local Area Network (LAN) to remote locations via terrestrial microwave radio links. Initial deployments are with the Marine Corps.

--  Intellectual property:

    -  Received location patent for geographic monitoring that enables an automatic trigger message to be sent when a wireless device moves from one geographic area to another, based upon speed. This can be used in a variety of tracking and zone monitoring applications which need to keep track of users or other assets as they move from one location to another.

    -  Received public safety patent for improving wireless E9-1-1 call routing. The patent describes a method that assists with accurately routing wireless E9-1-1 calls to the nearest PSAP of the caller and is implemented in the TCS Xypoint Location Platform (XLP).

    -  The TCS patent portfolio now contains 59 patents and 194 patent applications in the U.S. and abroad, and the company continued
       efforts to monetize its patents as well as use them to position the company for competitive advantages.

Financial Highlights

Revenue and Gross Profit from continuing operations as compared to the First quarter of 2007 (unaudited):

                               Three months ended March 31
              -------------------------------------------------------------
                      2008                 2007            Incr. (Decr.)
              -------------------  -------------------  -------------------
              Coml.  Govt.  Total  Coml.  Govt.  Total  Coml.  Govt.  Total
              -------------------  -------------------  -------------------
Revenue
 ($millions)
  Services    $15.5  $ 7.3  $22.8  $13.6  $ 7.3  $20.9  $ 1.9  $   -  $ 1.9
  Systems      10.7    6.9   17.6    6.8    6.4   13.2    3.9    0.5    4.4
              -------------------  -------------------  -------------------
    Total
     revenue  $26.2  $14.2  $40.4  $20.4  $13.7  $34.1  $ 5.8  $ 0.5  $ 6.3
              ===================  ===================  ===================

Gross profit
 ($millions)
  Gross
   profit-
   services   $ 7.6  $ 1.5  $ 9.1  $ 6.3  $ 1.6  $ 7.9  $ 1.3  $(0.1) $ 1.2
     As %
      of rev     49%    21%    40%    46%    22%    38%
  Gross
   profit-
   systems      8.7    1.8   10.5    5.4    1.0    6.4    3.3    0.8    4.1
     As %
      of rev     81%    26%    59%    79%    16%    48%
              -------------------  -------------------  -------------------
   Total
    Gross
    Profit    $16.3  $ 3.3  $19.6  $11.7  $ 2.6  $14.3  $ 4.6  $ 0.7  $ 5.3
              ===================  ===================  ===================
     As %
      of rev     62%    23%    48%    57%    19%    42%

(Gross Profit = revenue minus direct cost of revenue, including amortization of software development costs and related non-cash stock compensation, excluding Enterprise Division operations.)

Commercial Segment Revenue and Gross Profit

Commercial segment gross profit for the first quarter was up 39% compared to Q1 2007 on revenue of $26.2 million. Average gross margins improved for both services and systems. Profit improvement was driven by SMS license sales, including a large purchase under a six-quarter customer capacity increase arrangement which began in Q3 2007. Licenses for $7.5 million of additional capacity are available under that arrangement and are expected to be needed under current usage trends during the second and third quarters of 2008. The commercial segment gross profit was 62% of revenue in the first quarter of 2008, versus 57% in the same year-ago period reflecting a mix with more license revenue in Q1 2008.

Government Revenue and Gross Profit

Revenue from government customers in the first quarter of 2008 was $14.2 million, up 4% over the same year-ago quarter. Gross profit for the quarter of $3.3 million represents a 27% increase over the first quarter of 2007. The 23% average gross margin from government revenue for the quarter reflects improvement from 19% last year, as the margins on the most recent quarter's system shipments were higher due to an improved revenue mix and progress in attaining lower average system component and assembly/integration costs.

Operating Costs and Expenses

First quarter 2008 R&D expense was $4.1 million, up $0.7 million or 21% from the previous quarter. R&D emphasis was on Voice over IP public safety technology, wireless location based service technology, and continuing improvement of the company's messaging and secure satcom deliverables.

Sales and marketing expense in Q1 2008 was $3.1 million, about the same as the last six quarters.

General and administrative expenses in the first quarter were $5.3 million, up $0.8 million or 18% from the previous quarter. Expenses in Q1 include a $0.5 million nonrecurring charge associated with vacating our former Tampa facility prior to the end of its lease, as we have relocated those operations to larger more efficient quarters to accommodate the sharp increase in government system design and assembly business. Also, both R&D and G&A expense captions in Q1 2008 include portions of a $0.7 million accrual for non-executive variable compensation expense.

Total noncash charges to operating profit were $2.9 million in the first quarter, of which $1.9 million was depreciation and amortization and $1 million was noncash stock-based compensation expense.

Operating Profit and Net Income

Earnings before interest and discontinued operations were $5.5 million for the quarter, more than double the previous record Q4 2007 quarter. Net interest and financing expense for the quarter was $0.5 million and other expenses include a $0.5 million writedown of MobilePro stock received in early 2007 in connection with an Enterprise division divesture. A small alternative minimum tax payment was required for the first time.

Net income for the first quarter of 2008 was a record $4.6 million.

Liquidity and Capital Resources

At the end of the first quarter 2008, the company had $18.5 million of cash and equivalents, up $2.5 million from $16.0 million at the end of the previous quarter, after reducing (without penalty) $4.6 million of term debt and capital lease balances. Funds were generated in the quarter from $8.4 million in EBITDA and $0.1 million from stock option exercises, and were used for $0.6 million of capital expenditures (including software development), about $0.5 million increase in working capital and $0.3 million of cash interest. Unused availability under credit facilities totaled $17.5 million.

Litigation and Claims

Legal steps including settlement discussions regarding two cases involving infringement of TCS patents continued during the first quarter. While significant legal expenses have been paid in connection with ongoing patent litigation, no related revenue has been recorded pending the outcome of appeals and possible settlement. TCS is mindful of the potential costs of long-term patent enforcement actions and has taken an approach which controls legal expenses while maximizing the litigation effort and likelihood of success. TCS believes that this approach provides the company with advocates of the highest caliber and appropriately defends against an infringer's attempts to prolong the legal process and the resulting expenses.

Backlog

                                              New
                                12/31/2007   Orders    Revenue   3/31/2008
                                ---------- ---------  ---------  ----------
Funded Contract Backlog ($mil)
Commercial                      $     93.8 $    22.3  $   (26.2) $     89.9
Government                      $     36.7 $    12.4  $   (14.2) $     34.9
                                ---------- ---------  ---------  ----------
Total Funded Contract  Backlog  $    130.5 $    34.7  $   (40.4) $    124.8
Customer Options                $    101.6 $    (1.4) $       -  $    100.2
                                ---------- ---------  ---------  ----------
Total Backlog                   $    232.1 $    33.3  $   (40.4) $    225.0
                                ========== =========  =========  ==========

Funded contract backlog represents contracts for which fiscal year funding has been appropriated by TCS customers (mainly federal agencies), and for the company's hosted services by multiplying the most recent month's recurring revenue times the remaining months under existing long-term agreements, which the company believes is the best available information for anticipating revenue under those agreements. Total backlog, as is typically measured by government contractors, includes orders covering optional periods of service and/or deliverables, but which have not yet been incrementally funded.

About the Presentation of EBITDA

EBITDA (from continuing operations) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. The company defines EBITDA as net income/(loss) before non-cash stock compensation expense; amortization of software development costs, property and equipment and other intangibles; depreciation; and interest expense and other non-cash financing costs. Other companies (including our competitors) may define EBITDA differently. The company presents EBITDA because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of TCS nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation, or as a substitute for analysis of our results as reported under GAAP. See "GAAP to non-GAAP Reconciliation" below for further information on our non-GAAP measure. Shares used in the calculation of GAAP diluted earnings per share are the same as the shares used in the calculation of diluted adjusted operating income/(loss) per share except when the company reports a GAAP loss.

                                                            Three months
GAAP to non-GAAP Reconciliation                            ended March 31
                                                          -------- -------
  (amounts in thousands)                                    2008     2007
                                                          -------- -------
Consolidated Statement of Operations Reconciliation         (unaudited)
Net income on a GAAP basis                                $  4,618 $   643
  Depreciation and amortization of property and equipment    1,490   1,668
  Interest, financing, and other costs                         866     903
  Non-cash stock compensation expense                          975     988
  Amortization of software development costs                   409     344
  Amortization of acquired intangible assets                    37      37
  Provision for income taxes                                    48       -
  Income (loss) from discontinued operations                     -    (124)
                                                          -------- -------
EBITDA from continuing operations                         $  8,443 $ 4,707
                                                          ======== =======
Consolidated Statement of Operations Reconciliation per
 Share
Net Income (loss) per share on a GAAP basis               $   0.11 $  0.02
  Depreciation and amortization of property and equipment     0.03    0.04
  Interest, financing, and other costs                        0.02    0.02
  Non-cash stock compensation expense                         0.02    0.02
  Amortization of software development costs                  0.01    0.01
  Amortization of acquired intangible assets                  0.00    0.00
  Provision for income taxes                                  0.00       -
  Loss from discontinued operations                              -    0.00
                                                          -------- -------
EBITDA from continuing operations per share -Diluted      $   0.19 $  0.11
                                                          ======== =======
EBITDA from continuing operations per share - Basic       $   0.20 $  0.12
                                                          ======== =======

Shares used in calculation  - Basic                         42,273  40,630
Shares used in calculation - Diluted                        43,778  42,471
                                                          ======== =======

Conference Call

TCS will hold a conference call later today (Thursday, May 1, 2008) to discuss these first quarter 2008 financial results. The company's chairman, president and CEO, Maurice B. Tosé, and senior vice president and CFO, Tom Brandt, will host the call starting at 5:00 PM Eastern Time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the TeleCommunication Systems conference call and provide the conference ID:

     Dial-In Number: 1-800-895-1085
     International: 1-785-424-1055
     Conference ID #: 7TELECOM

The conference call will be broadcasted simultaneously on the company's Web site at www.telecomsys.com. For the webcast, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949.574.3860.

A replay of the call will be available after 7:00 p.m. on the same day and until June 1, 2008:

     Toll-free replay number: 1-800-723-6062
     International replay number: 1-402-220-2665
     Replay Pin #: (No password required)

About TeleCommunication Systems, Inc.

TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS) produces wireless data communications technology solutions that require proven high levels of reliability. TCS provides wireless and VoIP E9-1-1 network-based services, secure deployable communication systems, engineered satellite-based services, and commercial location applications, like traffic and navigation, using the precise location of a wireless device. Customers include leading wireless, cable and VoIP carriers around the world and agencies of the U.S. Departments of Defense, State, and Homeland Security. For more information, visit www.telecomsys.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS' current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to statements about (a) the possibility that license sales previously slated for the second half of 2008 may occur in the second and third quarters; (b) significantly higher volumes of Government business being expected for the remaining 2008 quarters; (c) TCS being positioned for a solid, multi-year run; (d) the prospect of backlog resulting in future revenues; (e) the implication that our product new features could generate additional revenues for our customers and therefore us; (f) expected license capacity revenues during the remaining quarters in 2008; and (g) patent infringement law suits and our approaches to controlling costs and the prospect for related license revenue.

Additional risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the Company's financial results and the ability of the Company to (i) sustain profitability, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for its products and services, (iii) conduct its business in foreign countries, (iv) develop software and provide services without any errors or defects, (vii) protect its intellectual property rights, and (viii) implement its sales and marketing strategy. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

                      TeleCommunication Systems, Inc.
                  Consolidated Statements of Operations
              (amounts in thousands, except per share data)

                                                        Three months ended
                                                            March 31,
                                                        ------------------
                                                          2008      2007
                                                        --------  --------
                                                            (unaudited)
Revenue
  Services                                              $ 22,766  $ 20,885
  Systems                                                 17,647    13,234
                                                        --------  --------
      Total revenue                                       40,413    34,119
Direct costs of revenue
  Direct cost of services revenue                         13,658    12,948
  Direct cost of systems                                   7,191     6,876
                                                        --------  --------
      Total direct cost of revenue                        20,849    19,824
  Services gross profit                                    9,108     7,937
    As a % of revenue                                         40%       38%
  Systems gross profit                                    10,456     6,358
    As a % of revenue                                         59%       48%
                                                        --------  --------
      Total gross profit                                  19,564    14,295
        Total gross profit as a % of revenue                  48%       42%
Operating costs and expenses
  Research and development expense                         4,088     3,105
  Sales and marketing expense                              3,099     3,163
  General and administrative expense                       5,318     4,652
  Depreciation and amortization of property and
   equipment                                               1,490     1,668
  Amortization of acquired intangible assets                  37        37
                                                        --------  --------
    Total operating costs and expenses                    14,032    12,624
                                                        --------  --------
Income from operations                                     5,532     1,670
Cash interest expense                                       (329)     (552)
Amortization of debt discount and debt issuance
 expenses                                                   (124)     (411)
Other income/(expense), net                                 (413)       60
                                                        --------  --------
Income from continuing operations before income taxes      4,666       767
Provision for income taxes                                   (48)        -
                                                        --------  --------
Income from continuing operations                          4,618       767
Loss from discontinued operations                              -      (124)
                                                        --------  --------
Net income                                              $  4,618  $    643
                                                        ========  ========
Income per share- basic and diluted
  Income per share from continuing operations           $   0.11  $   0.02
  Loss from discontinued operations                            -     (0.00)
                                                        --------  --------
Net income per share-basic and diluted                  $   0.11  $   0.02
                                                        ========  ========
Weighted average shares outstanding- basic                42,273    40,630
                                                        ========  ========
Weighted average shares outstanding- diluted              43,778    42,471
                                                        ========  ========

                      TeleCommunication Systems, Inc.
                  Condensed Consolidated Balance Sheets
                          (amounts in thousands)

                                                   March 31,   December 31,
                                                      2008         2007
                                                  ------------ ------------
                                                  (Unaudited)
Assets
  Current assets:
    Cash and cash equivalents                     $     18,461 $     15,955
    Accounts receivable, net                            23,749       20,424
    Unbilled receivables                                12,770       15,229
    Inventory                                            4,513        5,373
    Investment in marketable securities                    648          873
    Deferred costs and other current assets              5,781        3,688
    Note receivable from sale of discontinued
     operations                                          1,000        1,000
                                                  ------------ ------------
        Total current assets                            66,922       62,542

  Property and equipment, net                           11,456       11,209
  Software development costs, net                        4,216        4,406
  Acquired intangible assets, net                          672          709
  Goodwill                                               1,813        1,813
  Other assets                                           1,291        1,445
                                                  ------------ ------------
        Total assets                              $     86,370 $     82,124
                                                  ============ ============

Liabilities and stockholders' equity
  Current liabilities:
    Accounts payable and accrued expenses         $     16,274 $     17,374
    Deferred revenue                                     7,281        4,685
    Current portion of capital leases and notes
     payable                                             3,836        5,444
                                                  ------------ ------------
        Total current liabilities                       27,391       27,503

  Capital leases and notes payable, less current         8,976       10,657
    portion and net of debt discount

  Total stockholders' equity                            50,003       43,964
                                                  ------------ ------------
        Total liabilities and stockholders'
         equity                                   $     86,370 $     82,124
                                                  ============ ============

Company Contacts:

Tom Brandt
Senior Vice President and CFO
TeleCommunication Systems, Inc.
Tel 410-280-1001
tbrandt@telecomsys.com

Scott Liolios
Investor Relations
Liolios Group
Tel 949-574-3860
scott@liolios.com